pingtan marine enterprise Reports FINANCIAL RESULTS for the fourth quarter and year-ended December 31, 2013

Company to Hold Conference Call on Tuesday, March 11 2014, at 8:00 AM ET

Company Reiterates Net Income Guidance for 2014

FUZHOU, China, March 10, 2014 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan,” or the “Company”) a global fishing company based in the People’s Republic of China (PRC), today announced financial results for its fourth quarter and year ended December 31, 2013.

2013 Financial Highlights (all results are compared to prior year)

•	Revenue from continuing operations (the “fishing business”) increased 81.8% to $122.7 million from $67.5 million, largely as a result of an increase in sales volume and unit selling price.

•	Gross profit increased to $46.9 million from $25.6 million, and gross margin was 38.2% compared to 37.9%, due to an increase in unit selling price and change in product mix of frozen fish.

•	Net income from the fishing business increased 113.6% to $45.5 million, or $0.58 per diluted share, from $21.3 million, or $0.27 per diluted share.

•	Pingtan exceeded its previously announced 2013 net income guidance of between $40 and $43 million with $45.5 million.

Commenting on the results, Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We are delighted to complete fiscal year 2013 and begin a brand new chapter for Pingtan in 2014. With the completion of the sale of our dredging operations, Pingtan can now focus on pursuing growth opportunities in its fishing business. We are very pleased to report that in 2013, Pingtan achieved year-over-year increases in revenue, gross profit margin, and net income. Looking ahead, our strategic priorities will be to continue expanding our sales network by pursuing new customers and extending our business and marketing into new provinces and regions throughout China. In addition, we continue to move forward in our goal of becoming a vertically integrated provider of seafood products. We recently entered into a strategic cooperation framework agreement with China Co-op (Hainan) Industry Development Co., Ltd. for our two companies to work together, and expect to build and utilize a new fish processing plant to sell directly to end markets by the end of 2015.”

2013 Fleet Development

•	The Company expanded its fleet from 40 to 86 through a purchase transaction of 46 fishing vessels for a total consideration of $410.1 million in June 2013 from related parties.

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•	In September 2013, The Company further increased its fleet to 106 with the addition of 20 newly-built fishing vessels, which were initially ordered in September 2012.

•	In December 2013, the Company further expanded its fleet to 126 vessels with the addition of 20 new fishing vessels from a related party by entering into a 25-year contract providing the Company with exclusive operating license rights for those 20 new fishing vessels.

All of these vessels are fully licensed to fish in Indian and Indonesian waters, and are capable of harvesting 900 to 1,000 tons of fish annually at full operation. The Company currently has 114 of these vessels operating in Arafura Sea in Indonesia, and the remaining 12 vessels are operating in the Bay of Bengal in India. Among the 126 vessels, 40 vessels added in September and December of 2013 have an expected run-in period of 3 - 6 months, in which each was placed into the sea for testing prior to full operation. All of these vessels are expected to be fully operating during the second quarter of 2014. Currently, Pingtan catches nearly 30 different species of fish including ribbon fish, Indian white shrimp, croaker fish, pomfret, Spanish mackerel, conger eel, squid and red snapper. All fish caught by the Company are shipped back to China and transported to cold storage warehouse facilities at nearby onshore fishing bases in Fuzhou, China. The Company then arranges periodic chartered transportation to deliver the frozen fish to its eight cold storage warehouses located in one of China’s largest seafood trading centers, Mawei Seafood Market in Fujian Province.

The Company encourages investors to review detailed information on each vessel (including age of vessel / tonnage capacity) and revenue breakdown from its catch available in its 2013 Annual Report on Form 10-K.

2013 Selected Financial Highlights (A)

($ in millions, except per share data)	Three Months ended December 31		Year Ended December 31,
	2013	2012	2013	2012	2011(A)
Fishing Business (continuing operations)
Revenue	$61.0	$28.4	$122.7	$67.5	$25.6
Cost of Revenue	36.8	13.3	75.8	41.9	14.6
Gross Profit	24.2	15.1	46.9	25.6	11.0
Gross Profit Margin	39.7%	53.2%	38.2%	37.9%	28.2%
Net Income from Fishing Business	28.1	10.7	45.5	21.3	10.4
Basic and Diluted Weighted Average Shares (((Outstanding	79.1	79.1	79.1	79.1	79.1
EPS (from continuing operations)(in $)	$0.36	$0.14	$0.58	$0.27	$0.13

	Period from Jan 1 to	Year Ended December 31,
	Dec 4, 2013 (Disposal date) Date	2012	2011(A)
Dredging Services (discontinued operations)
Revenue	$161.5	$209.6	$227.0
Net Income	51.9	84.5	90.3
EPS (from discontinued operations)(in $)	$0.65	$1.07	$1.14

Pingtan Marine Enterprise, Ltd.	Page 3
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Balance Sheet Highlights (A)

	12/31/2013	12/31/2012
Cash and Cash Equivalents	$8.2	$10.4
Total Current Assets	28.8	437.4
Total Assets	357.9	484.0
Total Current Liabilities	51.2	67.0
Total Long-term Debt, net of current portion	54.5	16.7
Total Liabilities	105.7	83.7
Shareholders’ Equity	252.2	400.3
Total Liabilities and Shareholders’ Equity	357.9	484.0
Book Value Per Share (in $)	$3.19	$5.06

(A)	Represents the consolidation retrospectively restated as if Pingtan Marine Enterprise Ltd. (formerly known as China Growth Equity Investment Ltd.) completed its merger with China Dredging Group Co., Ltd. and the share purchase of Merchant Supreme Co., Ltd. on January 1, 2012 rather than on February 25, 2013. Assets and liabilities of discontinued operations are retrospectively restated as of December 31, 2012 after taking into account the Group’s plan to sell China Dredging Group Co., Ltd. and its subsidiaries to the Company’s Chairman, CEO and major shareholder, Mr. Xinrong Zhuo.

Consolidated Financial and Operating Review

Revenues

Revenues from the fishing business, sales of frozen fish and other marine catches (continuing operations) for the three months ended December 31, 2013, increased by 114.7% to $61.0 million from $28.4 million for the same period in 2012. The increase was primarily due to increases in sales volume as a result of the addition of 66 new fishing vessels in June and September 2013, most of which began operating in the third quarter of the year and reached full operating capacity in the fourth quarter, and due to increases in unit selling price.

For the year ended December 31, 2013, the Company’s revenue from its fishing business, sales of frozen fish and other marine catches (continuing operations) increased by 81.8% to $122.7 million from $67.5 million in the year ended December 31, 2012, the increase was due to the same reasons described above.

Gross Margin

The Company’s gross margin for fishing business was 39.7% for the three months ended December 31, 2013, compared to 53.2% in the prior year period. The lower gross margin was largely due to recently purchased vessels gradually improving toward full capacity during the fourth quarter.

The Company’s gross margin for the fishing business increased slightly to 38.2% in the fiscal year ended December 31, 2013 from 37.9% in the same period of 2012. The increase was primarily due to an increase in unit selling price and a change in the product mix of frozen fish and other marine products, partially offset by recently purchased vessels gradually improving toward full capacity in the second half of 2013.

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Selling, General & Administrative Expenses

For the three months ended December 31, 2013, total selling, general and administrative expenses for the fishing business was $1.7 million, or 2.8% of revenue, compared to $2.3 million, or 8.1% of revenue, in the same period of 2012. The decrease was primarily due to the Company’s revenues growing in excess of its current corporate costs as it reaches effective scale.

In the fiscal year ended December 31, 2013, total selling, general and administrative expenses for the fishing business was $4.8 million, or 3.9% of revenue, compared to $3.5 million, or 5.2% of revenue, in the same period of 2012. The increase was primarily attributable to higher selling expenses including storage and transportation fees, professional fees as a result of the initial stages of expanding operations, and increased administrative costs associated with the Company being a publicly listed company.

Net Income From Fishing Business

Net income from the fishing business for the three months ended December 31, 2013 was $28.1 million, or $0.36 per basic and diluted share, compared to $10.7 million, or $0.14 per basic and diluted share, in the same period of 2012. The increase was primarily due to an increase in sales volume as a result of the addition of 66 new fishing vessels in June and September 2013, most of which began operating in the third quarter of the year, and due to an increase in unit selling price.

Net income from the fishing business in the year ended December 31, 2013 was $45.4 million, or $0.58 per basic and diluted share, increased $24.1 million from $21.3 million, or $0.27 per basic and diluted share, in the same period of 2012. The increase was primarily due to the same reasons described above.

Outlook for 2014

Based on its current fleet capacity, strong demand for fishing products in China and continued efforts in building market share, the Company reiterates the 2014 net income guidance of between $80 and $85 million.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on Tuesday, March 11 2014, at 8:00 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0310
Live Participant Dial In (International):	201-493-6786

The conference call will also be webcast live.  To listen to the call, please go to the Investor Relations section of Pingtan’s website at www.ptmarine.com, or click on the following link: http://ptmarine.equisolvewebcast.com/q4-2013.

About Pingtan Marine

Pingtan is a global fishing company, engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. Pingtan Fishing primarily engages in ocean fishing with many of its self-owned vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia. Pingtan Fishing is a growing fishing company and provider of high quality seafood in the PRC.

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Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:
The Equity Group Inc.	In China
Adam Prior, Senior Vice President	Katherine Yao, Associate
(212) 836-9606	86 10 6587 6435
aprior@equityny.com	kyao@equityny.com

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March 10, 2014

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the Three Months Ended December 31,
	2013	2012

Revenue	61,026,829	28,421,711

Cost of revenue	(36,785,545)	(13,303,742)

Gross profit	24,241,284	15,117,969

Selling and marketing expenses	(887,544)	(39,367)

General and administrative expenses	(846,068)	(2,261,304)

Operating income	22,507,672	12,817,298

Other income/(expense)
Dividend income	230	(8)
Interest income	3,389	388
Interest expenses	(1,727,207)	(738,796)
Subsidy income	7,133,781	(1,420,003)
Sundry income	123	-
Gain/(loss) on foreign exchange, net	170,712	47,657
Total other income/(expense)	5,581,028	(2,110,762)

Income before income taxes	28,088,700	10,706,536

Income tax expense	-	-

Net income from continuing operations	28,088,700	10,706,536

Net income from discontinued operations, net of taxes	12,448,885	23,721,379

Net income	40,537,585	34,427,915

Basic and diluted earnings per share
- From continuing operations	0.36	0.14
- From discontinued operations	0.15	0.30
- Net income	0.51	0.44

Weighted average number of ordinary shares outstanding
- Basic and diluted	79,055,053	79,055,053

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	Year Ended December 31,
	2013	2012	2011(A)

Revenue	$122,667,769	$67,461,468	$25,600,636

Cost of revenue	(75,760,033)	(41,876,140)	(14,600,579)

Gross profit	46,907,736	25,585,328	11,000,057

Selling and marketing expenses	(1,618,278)	(647,850)	(383,472)

General and administrative expenses	(3,191,637)	(2,839,848)	(251,343)

Operating income	42,097,821	22,097,630	10,365,242

Other income/(expense)
Investment income	69,519	15,138	-
Interest income	8,250	3,276	2,349
Interest expenses	(4,171,989)	(3,176,920)	(844,650)
Subsidy income	7,338,273	2,363,575	830,446
Sundry income	2,144	-	-
Gain/(Loss) on foreign exchange, net	144,740	(5,113)	86,950
Total other income/(expense)	3,390,937	(800,044)	75,095

Income from continuing operations before income taxes	45,488,758	21,297,586	10,440,337

Income tax expense	-	-	-

Net income from continuing operations	45,488,758	21,297,586	10,440,337

Net income from discontinued operations, net of
income tax expense	51,910,662	84,494,428	90,257,249

Consolidated net income	$97,399,420	$105,792,014	$100,697,586

Basic and diluted earnings per share
- From continuing operations	$0.58	$0.27	$0.13
- From discontinued operations	0.65	1.07	1.14
- Net income	$1.23	$1.34	$1.27

Weighted average number of ordinary shares outstanding
- Basic and diluted	79,055,053	79,055,053	79,055,053

(A)	Represents the consolidation retrospectively restated as if Pingtan Marine Enterprise Ltd. (formerly known as China Growth Equity Investment Ltd.) completed its merger with China Dredging Group Co., Ltd. and the share purchase of Merchant Supreme Co., Ltd. on January 1, 2011 rather than on February 25, 2013.

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN U.S. DOLLARS)

	December 31,
	2013	2012
		(A)
Assets
Current assets
Cash	$8,156,599	$10,426,140
Notes receivable (banker's acceptances)
transferred from related parties	-	3,645,817
Accounts receivable	9,133,130	11,478,436
Inventories	9,095,736	194,331
Prepaid expenses	2,380,874	410,966
Other receivables	11,665	29,885
Advances to related parties	-	49,802,821
Assets of discontinued operations	-	361,460,444
Total current assets	28,778,004	437,448,840

Other assets
Other receivables	1,213,440	-
Long-term investment	3,468,953	3,328,789
Deposit on potential Joint Venture	-	6,090,302
Prepaid fixed asset deposits	1,928,700	-
Prepaid – operating license rights	215,381,356	-
Property, plant and equipment, net	107,178,269	37,141,906
Total other assets	329,170,718	46,560,997

Total assets	$357,948,722	$484,009,837

Liabilities and equity
Current liabilities
Accounts payable - third parties	$2,184,964	$70,732
Accounts payable - related parties	13,807,605	5,765,632
Receipt in advance - third parties	297,034	-
Receipt in advance - related parties	-	12,681,102
Short-term loans	9,085,353	25,169,260
Long-term loans - current portion	20,252,077	8,094,308
Accrued liabilities and other payables	3,851,047	1,033,784
Advances from related parties	-	153,961
Deferred income	1,733,485	-
Liabilities of discontinued operations	-	14,052,751
Total current liabilities	51,211,565	67,021,530

Other liabilities
Long-term loans, net of current portion	54,499,727	16,689,321
Total other liabilities	54,499,727	16,689,321
Total liabilities	$105,711,292	$83,710,851

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(IN U.S. DOLLARS)
	December 31,
	2013	2012
		(A)
Shareholders' equity
Ordinary shares, 225,000,000 shares authorized
with $0.001 per share; 79,055,053 shares issued and outstanding
as of December 31, 2013 and 2012	79,055	79,055
Additional paid-in capital	-	141,381,098
Statutory reserves	22,410,773	19,386,642
Retained earnings	199,341,512	217,224,220
Accumulated other comprehensive income	30,406,090	22,227,971
Total shareholders' equity	252,237,430	400,298,986

Total liabilities and shareholders' equity	$357,948,722	$484,009,837

(A)	Represents the consolidation retrospectively restated as if Pingtan Marine Enterprise Ltd. (formerly known as China Growth Equity Investment Limited) completed its merger with China Dredging Group Co., Ltd. and the share purchase of Merchant Supreme Co., Ltd. on January 1, 2011 rather than on February 25, 2013. Assets and liabilities of discontinued operations are retrospectively reclassified as of December 31, 2012 after taking into account of the Company’s plan to sell China Dredging Group Co., Ltd. and its subsidiaries to an affiliate of the Company’s Chairman, CEO and major shareholder, Mr. Xinrong Zhuo.

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN U.S. DOLLARS)

	Year Ended December 31,
	2013	2012	2011 (A)

Cash flows from operating activities
Net income(3)	$97,399,420	$105,792,014	$100,697,586
Discontinued operations, net of tax (3)	(51,910,662)	(84,494,428)	(90,257,249)
Income from continuing operations	45,488,758	21,297,586	10,440,337

Adjustments to reconcile net income to net
cash provided by operating activities
Depreciation of property, plant and equipment	3,297,751	2,983,086	1,917,747
Available-for-sales financial instrument fair value adjustment	-	-	705
Short term investment income	-	(15,860)	-
Amortization of operating license rights	720,339	-	-

Changes in operating assets and liabilities
Accounts receivable - third parties	2,788,320	(10,562,176)	1,627,853
Accounts receivable - related parties	-	4,584,509	(3,426,607)
Other receivables	19,201	6,797,156	(323,246)
Prepaid expenses	(1,925,477)	(218,759)	(157,077)
Inventories	(8,766,511)	2,397,340	(1,848,587)
Accounts payable - third parties	2,081,172	(43,377)	(73,055)
Accounts payable - related parties	13,944,394	3,060,668	(1,423,494)
Receipt in advance - third parties	292,802	(1,160,618)	771,142
Receipt in advance - related parties	(13,026,770)	12,675,074	-
Accrued liabilities and other payables	2,737,334	763,533	204,254
Net cash provided by operating activities from
continuing operations	47,651,313	42,558,162	7,709,972

Cash flows from investing activities
Payment for long term investment	-	(2,661,766)	(649,752)
Proceeds from disposition of / (payment for) short-term investment	-	808,052	(774,220)
Proceeds from deferred income	8,320,882	-	-
Payment for fixed asset deposits	(1,901,220)	-	-
Purchase of property, plant and equipment	(256,831,561)	(33,692,090)	(7,086,080)
Advance to related parties	(312,569)	(41,505,027)	(21,574,926)
Disposal of subsidiaries, net of cash	(84,917,899)	-	-
Net cash used in investing activities from
continuing operations	(335,642,367)	(77,050,831)	(30,084,978)

Cash flows from financing activities
Proceeds from short-term loans	43,713,708	51,384,055	21,337,156
Repayment of short-term loans	(60,613,140)	(48,079,121)	(10,055,693)
Proceeds from long-term loans	55,811,568	26,617,656	-
Repayment of long-term loans	(7,584,023)	(1,845,808)	-
Proceeds from capital injection	-	5,955,756	-
Advance from related parties, net of reception in
form of note receivable	(777)	9,075,004	12,361,389
Net cash provided by financing activities from
continuing operations	$31,327,336	$43,107,542	$23,642,852

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(IN U.S. DOLLARS)

	Year Ended December 31,
	2013	2012	2011 (A)

Cash flows from operating activities
Net income(3)	$97,399,420	$105,792,014	$100,697,586
Discontinued operations, net of tax (3)	(51,910,662)	(84,494,428)	(90,257,249)
Income from continuing operations	45,488,758	21,297,586	10,440,337

Adjustments to reconcile net income to net
cash provided by operating activities
Depreciation of property, plant and equipment	3,297,751	2,983,086	1,917,747
Available-for-sales financial instrument fair value adjustment	-	-	705
Short term investment income	-	(15,860)	-
Amortization of operating license rights	720,339	-	-

Changes in operating assets and liabilities
Accounts receivable - third parties	2,788,320	(10,562,176)	1,627,853
Accounts receivable - related parties	-	4,584,509	(3,426,607)
Other receivables	19,201	6,797,156	(323,246)
Prepaid expenses	(1,925,477)	(218,759)	(157,077)
Inventories	(8,766,511)	2,397,340	(1,848,587)
Accounts payable - third parties	2,081,172	(43,377)	(73,055)
Accounts payable - related parties	13,944,394	3,060,668	(1,423,494)
Receipt in advance - third parties	292,802	(1,160,618)	771,142
Receipt in advance - related parties	(13,026,770)	12,675,074	-
Accrued liabilities and other payables	2,737,334	763,533	204,254
Net cash provided by operating activities from
continuing operations	47,651,313	42,558,162	7,709,972

Cash flows from investing activities
Payment for long term investment	-	(2,661,766)	(649,752)
Proceeds from disposition of / (payment for) short-term investment	-	808,052	(774,220)
Proceeds from deferred income	8,320,882	-	-
Payment for fixed asset deposits	(1,901,220)	-	-
Purchase of property, plant and equipment	(256,831,561)	(33,692,090)	(7,086,080)
Advance to related parties	(312,569)	(41,505,027)	(21,574,926)
Disposal of subsidiaries, net of cash	(84,917,899)	-	-
Net cash used in investing activities from
continuing operations	(335,642,367)	(77,050,831)	(30,084,978)

Cash flows from financing activities
Proceeds from short-term loans	43,713,708	51,384,055	21,337,156
Repayment of short-term loans	(60,613,140)	(48,079,121)	(10,055,693)
Proceeds from long-term loans	55,811,568	26,617,656	-
Repayment of long-term loans	(7,584,023)	(1,845,808)	-
Proceeds from capital injection	-	5,955,756	-
Advance from related parties, net of reception in
form of note receivable	(777)	9,075,004	12,361,389
Net cash provided by financing activities from
continuing operations	$31,327,336	$43,107,542	$23,642,852

(1)	Includes cash and cash equivalents of discontinued operations of $165,062,575, $112,409,544 and $88,532,472 at the beginning of the year in 2013, 2012 and 2011, respectively.

(2)	Includes cash and cash equivalents of discontinued operations of $nil, $165,062,575 and $112,409,544 as of December 31, 2013, 2012 and 2011, respectively.

(3)	Total net income and net income from discontinued operations, net of tax included accretion of discount on Class A Preferred Shares in amount of $6,135,012.

(A)	Represents the consolidation retrospectively restated as if Pingtan Marine Enterprise Ltd. (formerly known as China Growth Equity Investment Limited) completed its merger with China Dredging Group Co., Ltd. and the share purchase of Merchant Supreme Co., Ltd. on January 1, 2011 rather than on February 25, 2013.